AbbVie Inc.
Guidance Including the Impact of Acquired IPR&D and Milestones Expense
(Unaudited)

(in millions, except per share data)	Quarter Ended December 31, 2024			Full-Year Ended December 31, 2024
	Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range		Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range
		Low	High		Low	High
Previously announced guidance excluding Q4 2024 acquired IPR&D and milestones expense	$—	$2.94	$2.98	$1,183	$10.90	$10.94
Q4 2024 acquired IPR&D and milestones expense	1,574	(0.88)	(0.88)	1,574	(0.88)	(0.88)
Guidance including Q4 2024 Acquired IPR&D and milestones expense	$1,574	$2.06	$2.10	$2,757	$10.02	$10.06

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